EXHIBIT 99.2

Lincoln Educational Services Corporation Announces Completion of
New $45 Million Term Loan Facility

WEST ORANGE, N.J., August 4, 2015 -- Lincoln Educational Services Corporation (Nasdaq: LINC), a national leader in specialized technical training, announced today it has completed a new $45 million term loan facility that replaces an existing $20 million secured revolving credit facility scheduled to mature in April, 2016. A portion of the proceeds of the term loan was used to repay the existing credit facility’s outstanding balance.

“We believe the new term loan provides us with additional financial flexibility to assist with executing our strategic objectives,” said Lincoln’s Chief Executive Officer, Scott Shaw. “It also represents another significant milestone in the 100 Day Program initiated in May of this year to reshape our organization and strengthen its financial footing.”

Lincoln entered into the new term loan facility on July 31, 2015 with lenders HPF Service, LLC and AloStar Bank of Commerce. Reedland Capital Partners served as financial advisor in connection with the transaction. The term loan bears interest at a per annum rate equal to the greater of (i) 11% and (ii) the sum of the 90-day LIBOR rate plus 9% and has interest payments payable monthly in arrears. Amortized monthly principal payments will commence on August 1, 2017. The maturity date of the term loan facility is July 31, 2019.

Commenting on behalf of the lenders, Jonathan Goodman, founder and President of HPF, said: “We are excited to work with the Lincoln team at this important time.”

About Lincoln Educational Services Corporation

Lincoln Educational Services Corporation is a provider of diversified career-oriented post-secondary education. Lincoln offers recent high school graduates and working adults degree and diploma programs. The Company operates under three reportable segments: Transportation and Skilled Trades, Healthcare and Other Professions, and Transitional. Lincoln has provided the workforce with skilled technicians since its inception in 1946. Lincoln currently operates 31 campuses in 15 states under five brands: Lincoln College of Technology, Lincoln Technical Institute, Euphoria Institute of Beauty Arts and Sciences, Lincoln Culinary Institute and Lincoln College of New England. As of March 31, 2015, approximately 13,400 students were enrolled at Lincoln’s campuses.

About HPF Service, LLC

HPF Service, LLC, (www.hudsonpf.com) an affiliate of Virgo Investment Group, is a value investor focused on commercial real estate. HPF has a flexible mandate and is able to invest in all layers of the capital stack. This flexibility allows HPF to provide term and bridge financing, acquire notes, finance discounted pay-offs, as well as investing in joint ventures with real estate operators.

SAFE HARBOR

Statements in this press release regarding Lincoln’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: our failure to comply with the extensive regulatory framework applicable to our industry or our failure to obtain timely regulatory approvals in connection with a change of control of our company or acquisitions; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis; risks associated with changes in applicable federal laws and regulations, including final rules that took effect during 2011 and other pending rulemaking by the U.S. Department of Education; uncertainties regarding our ability to comply with federal laws and regulations regarding the 90/10 rule and cohort default rates; risks associated with the opening of new campuses; risks associated with integration of acquired schools; industry competition; our ability to execute our growth strategies; conditions and trends in our industry; general economic conditions; and other factors discussed in our annual report on Form 10-K for the year ended December 31, 2014. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in Lincoln’s annual report on Form 10-K for the year ended December 31, 2014. All forward-looking statements are qualified in their entirety by this cautionary statement, and Lincoln undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CONTACT: Lincoln Educational Services Corporation
Brian Meyers, CFO
973-736-9340

EVC Group, Inc.
Doug Sherk, dsherk@evcgroup.com; 415-652-9100
Chris Dailey, cdailey@evcgroup.com; 646-445-4801